                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  FORM 8-K/A

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


October 19,1999                                Commission File Number  000-26819
(Date of earliest event reported)

                         WATCHGUARD TECHNOLOGIES, INC.
                         -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                   91-1712427
---------------------------------------     ------------------------------------
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                    316 Occidental Avenue South, Suite 200
                    --------------------------------------
                                Seattle WA 98104
                                ----------------
              (Address of Principal Executive Offices)  (Zip Code)

      Registrant's telephone number, including area code:  (206) 521-8340
                                                           --------------

                                  Not Applicable
             ----------------------------------------------------
             (Former name, former address and former fiscal year,
                        if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

     On October 19, 1999, WatchGuard Technologies, Inc. ("WatchGuard") acquired BeadleNet, LLC, a California limited liability company, pursuant to an Asset Purchase Agreement dated as of October 19, 1999, among BeadleNet, Productivity Enhancement Products, Inc. ("PEP"), a member of BeadleNet, Danny M. Beadle, the founder and a member of BeadleNet, and WatchGuard.

     BeadleNet, a privately held company established in January of this year, is an innovator of Internet security solutions for small offices and home offices. BeadleNet's products, such as the SOHO 2000(TM), are plug-and-play systems that use centralized, web-based servers for configuration and updates, with minimal effort by the home or small office user. This technology is complementary to WatchGuard's subscription-based LiveSecurity(TM) solution, which broadcasts threat responses, software updates, information alerts, expert editorials and support flashes over the Internet to keep security systems current with minimal user effort.

     Under the terms and conditions of the asset purchase agreement, in exchange for substantially all of the assets of BeadleNet, WatchGuard paid BeadleNet $7,256,000 in three components: (1) cash in the amount of $2,406,000, (2) 335,931 unregistered shares of WatchGuard common stock and (3) assumption and repayment of $1,000,000 of BeadleNet's outstanding indebtedness to PEP. In addition, WatchGuard agreed to pay BeadleNet an additional $1,000,000 if certain specified technology items are completed and released to market on or before January 1, 2000. This additional payment, if paid, will consist of $400,000 in cash and a number of unregistered shares of WatchGuard common stock valued at $600,000 on January 1, 2000, based on the trading prices of WatchGuard common stock on the Nasdaq National Market on that date.

     BeadleNet, PEP and Mr. Beadle agreed to jointly and severally indemnify WatchGuard for, among other things, any damages WatchGuard suffers from (a) any inaccuracy in the representations and warranties made by BeadleNet, PEP or Mr. Beadle in connection with the asset purchase agreement and the other agreements and certificates related to the acquisition, (b) breaches of covenants or agreements made in connection with the acquisition, (c) liabilities not assumed by WatchGuard, (d) liabilities arising on or before the closing date of the acquisition, or (e) any claim relating to any of the business or assets of BeadleNet, PEP or their affiliates that were not acquired by WatchGuard. To secure these indemnification obligations, 173,160 shares of the WatchGuard common stock issued to BeadleNet will held by, and pledged by BeadleNet to, WatchGuard for one year.

     In connection with the acquisition, WatchGuard entered into an employment agreement and a stock vesting agreement with Mr. Beadle. Pursuant to the employment agreement, WatchGuard granted Mr. Beadle an option, vesting over a period of four years, to purchase 250,000 shares of WatchGuard common stock at an exercise price of $14.44. In consideration of certain of Mr. Beadle's obligations in the employment agreement, including his agreement not to compete with WatchGuard for a period of three years after his employment terminates, WatchGuard also issued to Mr. Beadle 51,948 unregistered shares of WatchGuard common stock, valued at $750,000 on the closing date of the acquisition. Under the stock vesting agreement, 34,632 of these shares will be held by WatchGuard and will be subject to forfeiture in the event that Mr. Beadle's employment is terminated for cause or if he resigns. One half of these shares will be released, and will no longer be subject to forfeiture, on October 19, 2000 and the remainder will be released, and will no longer be subject to forfeiture, on October 19, 2001.

     WatchGuard issued the shares to BeadleNet and to Mr. Beadle pursuant to the exemptions from the registration requirements of the Securities Act of 1933 provided by Section 4(2) and Regulation D of the Securities Act 2. The Asset Purchase Agreement, the employment agreement and the stock vesting agreement are filed as exhibits to this report and are incorporated into this report by reference. This summary of the provisions of these agreements is not complete, and you should refer to the exhibits for copies of the actual agreements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                                                                                              Page
                                                                                              ----
(a)  Financial Statements of Business Acquired

BeadleNet , LLC
Audited Financial Statements:
Independent Auditors' Report.................................................................    5
Balance Sheets as of October 3, 1999 and December 31, 1998...................................    6
Statements of Operations for the period from January 1, 1999 (date of incorporation)
     through October 3, 1999, and the period from June 1, 1998 (date of inception) through
     December 31, 1998.......................................................................    7
Statements of Capital Deficiency for the period from January 1, 1999 (date of incorporation) through October 3, 1999, and the period from June 1, 1998 (date of
     inception) through December 31, 1998....................................................    8
Statements of Cash Flows for the period from January 1, 1999 (date of incorporation)
     through October 3, 1999, and the period from June 1, 1998 (date of inception) through
     December 31, 1998.......................................................................    9
Notes to Financial Statements................................................................   10

(b)  Unaudited Pro Forma Financial Information

Pro Forma Combined Condensed Balance Sheet as of September 30, 1999 for
     WatchGuard and as of October 3, 1999 for BeadleNet......................................   17
Pro Forma Combined Condensed Statement of Operations for the nine month period ended
     September 30, 1999 for WatchGuard and for the period from January 1, 1999 (date of
     incorporation) through October 3, 1999 for BeadleNet....................................   18
Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1998 for
     WatchGuard and for the period from June 1, 1998 (date of inception) through
     December 31, 1998 for BeadleNet.........................................................   19
Notes to Pro Forma Combined Condensed Financial Statements...................................   20

(c)  Exhibits

Exhibit Index................................................................................   21
Signatures...................................................................................   22

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  BeadleNet, LLC:

We have audited the accompanying balance sheets of BeadleNet, LLC (the Company) and its predecessor as of October 3, 1999 and December 31, 1998, and the related statements of operations, capital deficiency, and cash flows for the period from January 1, 1999 (date of incorporation) through October 3, 1999, and the period from June 1, 1998 (date of inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of BeadleNet, LLC as of October 3, 1999, and its predecessor as of December 31, 1998, and the results of their operations and their cash flows for the period from January 1, 1999 (date of incorporation) through October 3, 1999, and the period from June 1, 1998 (date of inception) through December 31, 1998, in conformity with generally accepted accounting principles.

As discussed in Note 7, the Company sold substantially all of its assets on October 19, 1999, and the operations were ceased. Effective November 25, 1999, the Company was dissolved.


DELOITTE & TOUCHE LLP

December 24, 1999

BEADLENET, LLC

BALANCE SHEETS
AS OF OCTOBER 3, 1999 AND DECEMBER 31, 1998
-------------------------------------------------------------------------------

                                                                          1999              1998
                                                                                        (Predecessor)
ASSETS

CURRENT ASSETS:
Cash                                                                   $     8,337         $    -
Accounts receivable, net of allowance for doubtful accounts of
   $17,062 (1999)                                                           23,097
                                                                       ------------        ----------
    Total current assets                                                    31,434

PROPERTY AND EQUIPMENT, net                                                 58,464            25,068
                                                                       ------------        ----------
                                                                       $    89,898         $  25,068
                                                                       ============        ==========
LIABILITIES AND CAPITAL DEFICIENCY

CURRENT LIABILITIES:
Accounts payable                                                       $    45,732         $    -
Accrued expenses                                                            50,163
Deferred revenue                                                           136,829
Note payable to Productivity Enhancement Products, Inc.                    910,785           212,291
                                                                       ------------        ----------
     Total current liabilities                                           1,143,509           212,291

COMMITMENTS (Note 5)

CAPITAL DEFICIENCY:
Member units, no par value; 100,000,000 units authorized;
  10,000,000 units issued and outstanding (1999)                           658,291
Accumulated deficit                                                     (1,711,902)         (187,223)
                                                                       ------------        ----------
     Net capital deficiency                                             (1,053,611)         (187,223)
                                                                       ------------        ----------
       Total liabilities and capital deficiency                        $    89,898         $  25,068
                                                                       ============        ==========

See notes to financial statements.

BEADLENET, LLC

STATEMENTS OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 1999 (DATE OF INCORPORATION)
THROUGH OCTOBER 3, 1999, AND THE PERIOD FROM JUNE 1, 1998
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                            January 1,           June 1, 1998
                                               1999                (date of
                                             (date of              inception)
                                          incorporation)            through
                                              through             December 31,
                                            October 3,               1998
                                               1999              (predecessor)
OPERATING EXPENSES:
  Research and development                     380,332               187,223
  Selling, general and administrative        1,117,064                    --
                                           ------------            ----------
    Total operating expenses                 1,497,396               187,223

OTHER EXPENSE, net                              27,283
                                           ------------            ----------
NET LOSS                                   $(1,524,679)            $(187,223)
                                           ============            ==========

See notes to financial statements.

BEADLENET, LLC

STATEMENTS OF CAPITAL DEFICIENCY
FOR THE PERIOD FROM JANUARY 1, 1999 (DATE OF INCORPORATION)
THROUGH OCTOBER 3, 1999, AND THE PERIOD FROM JUNE 1, 1998
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1998
-------------------------------------------------------------------------------

                                                Members' units
                                            ------------------------     Accumulated
                                              Units        Amount          deficit         Total
BALANCE, June 1, 1998 (date of inception)                 $    -         $      -       $      -

Net loss                                                                    (187,223)      (187,223)
                                            -----------   ----------     ------------   ------------

BALANCE, December 31, 1998                                                  (187,223)      (187,223)

Conversion of note payable to Productivity
  Enhancement Products, Inc. into members'
  units                                      6,751,000      212,291                         212,291


Issuance of members' units to an officer     2,894,000       91,000                          91,000

Members' contribution for cash                 355,000      355,000                         355,000

Net loss                                                                  (1,524,679)    (1,524,679)
                                            -----------   ----------     ------------   ------------
BALANCE, October 3, 1999                    10,000,000    $ 658,291      $(1,711,902)   $(1,053,611)
                                            ===========   ==========     ============   ============

See notes to financial statements.

BEADLENET, LLC

STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 1999 (DATE OF INCORPORATION)
THROUGH OCTOBER 3, 1999, AND THE PERIOD FROM JUNE 1, 1998
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                                                             January 1,
                                                                                1999                 June 1, 1998
                                                                              (date of                 (date of
                                                                           incorporation)             inception)
                                                                               through                 through
                                                                             October 3,              December 31,
                                                                                1999                     1998

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                    $(1,524,679)            $  (187,223)
Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation and amortization                                                  16,335                   7,613
  Members' contribution in the form of services in exchange for
    note payable to Productivity Enhancement Products, Inc.                     910,785                 179,610
  Compensation expense related to the issuance of members' units
    to an officer                                                                91,000
  Changes in operating assets and liabilities:
    Accounts receivable                                                         (23,097)
    Accounts payable                                                             45,732
    Accrued expenses                                                             50,163
    Deferred revenue                                                            136,829
                                                                            ------------            ------------
      Net cash used in operating activities                                    (296,932)

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of property and equipment                                           (49,731)

CASH FLOWS FROM FINANCING ACTIVITIES -
  Proceeds from members' contribution                                           355,000
                                                                            ------------            ------------
NET INCREASE IN CASH                                                              8,337

CASH, beginning of period
                                                                            ------------            ------------
CASH, end of period                                                         $     8,337             $      -
                                                                            ============            ============
NONCASH ITEMS:
Conversion of note payable to Productivity Enhancement
  Products, Inc. into members' units                                        $   212,291             $      -
                                                                            ============            ============
Acquisition of property and equipment in exchange for note
  payable to Productivity Enhancement Products, Inc.                        $      -                $    32,681
                                                                            ============            ============

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1999 (DATE OF INCORPORATION)
THROUGH OCTOBER 3, 1999, AND THE PERIOD FROM JUNE 1, 1998
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1998
--------------------------------------------------------------------------------

1.  Nature of Operations

     BeadleNet, LLC (the Company) and its predecessor is a provider of secure Internet and networking solutions that are designed to meet the changing technology needs of small and medium sized businesses and households with multiple computers. The Company's headquarters are located in Laguna Hills, California.

     The Company was incorporated on January 1, 1999, as a majority-owned subsidiary of Productivity Enhancement Products, Inc. (PEP). Beginning June 1, 1998 (date of inception of the Company) through December 31, 1998, research and development efforts towards new technology products were conducted by PEP and some of its key employees. The financial statements as of December 31, 1998, and for the period from June 1, 1998 through December 31, 1998, reflect the operations of the predecessor while they were a part of PEP. On January 1, 1999, certain technology products developed from these efforts were transferred from PEP to the Company for further development and marketing in connection with the formation of BeadleNet, LLC.

     The financial statements include expenses, which have been allocated to the Company by PEP on a specific identification basis, plus its allocated share of the costs associated with resources it shares with PEP. Allocations from PEP for such shared resources have been made primarily on a proportional cost method based on space occupied. Management believes these allocations are reasonable. The financial statements of the Company do not necessarily reflect the results of operations or financial position that would have existed had the Company been an independent company.


2.  Summary of Significant Accounting Policies

     Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the assets' lives, which range from three to five years.

     When assets are retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations for the period. Renewals and betterments which extend the life of an existing asset are capitalized, while normal repairs and maintenance costs are expensed as incurred.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1999 (DATE OF INCORPORATION)
THROUGH OCTOBER 3, 1999, AND THE PERIOD FROM JUNE 1, 1998
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1998
--------------------------------------------------------------------------------

     Revenue Recognition - The Company offers its customers the right to free software upgrades and customer support on an unlimited basis. As the value of these upgrades and customer support is not readily determinable under the requirements of Statement of Position (SOP) 97-2, Software Revenue Recognition, the Company has deferred all revenues in the amount of $136,829 as of October 3, 1999.

     Income Taxes - As a limited liability company, the Company is not subject to federal and state income taxes. The Company's taxable income or loss is allocated to each of its members based on the member's ownership interest in the Company. Each member's tax status, in turn, determines the appropriate income tax for its allocated share of the Company's taxable income or loss. The Company is subject to a minimum California franchise tax of $800.

     Stock-Based Compensation - The Company accounts for equity-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

     Concentration of Credit Risk - The Company's revenues will be generated primarily from product sales. The Company performs ongoing credit evaluations of its customers and does not require collateral for its receivables. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

     Software Development Costs - Costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility has been established. After technological feasibility has been established, any additional costs are capitalized in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed. Because the Company believes that its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no software development costs have been capitalized as of October 3, 1999 and December 31, 1998.

     Research and Development - The Company incurs costs in connection with research and development programs. Such costs are expensed as incurred. Research and development expenses were $380,332 and $187,223 for the period from January 1, 1999 (date of incorporation) through October 3, 1999 and the period from June 1, 1998 (date of inception) through December 31, 1998, respectively.

     Customer Concentration - During the period from January 1, 1999 (date of incorporation) through October 3, 1999, deferred revenues from two customers accounted for approximately 16% and 12% of total deferred revenues, respectively. The loss of, or reduction in, deferred revenues to these customers would have a material adverse effect on the Company's business, operating results, and financial condition.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     New Accounting Pronouncements - For the periods presented in the accompanying financial statements, the Company has adopted Statement of Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. There was no difference between comprehensive loss and amounts currently reported in the accompanying financial statements.

     The Company has adopted SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. Under the requirements of SFAS No. 131, the Company operates under a single segment based on information used by management to run the business.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1999 (DATE OF INCORPORATION)
THROUGH OCTOBER 3, 1999, AND THE PERIOD FROM JUNE 1, 1998
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1998
--------------------------------------------------------------------------------

3.  PROPERTY AND EQUIPMENT

     Property and equipment at October 3, 1999 and December 31, 1998, consists of the following:

                                                           1999         1998

Machinery and other equipment                            $ 40,115      $32,681
Office equipment                                           30,678
Leasehold improvements                                     11,619
                                                         ---------     --------

                                                           82,412       32,681
Less accumulated depreciation and amortization            (23,948)      (7,613)
                                                         ---------     --------

                                                         $ 58,464      $25,068
                                                         =========     ========


4.  NOTE PAYABLE TO PRODUCTIVITY ENHANCEMENT PRODUCTS, INC.

     Beginning on January 1, 1999 (date of incorporation), PEP charged the Company a management fee for certain administrative functions performed by PEP. Total management fees charged to the Company were $97,855 for the period from January 1, 1999 (date of incorporation) through October 3, 1999. No management fees were allocated to the Company prior to January 1, 1999. These management fees have been included in the note payable due to PEP in the accompanying financial statements.

     At October 3, 1999, the note payable due to PEP totaled $910,785. The note payable bears interest at 9% and all outstanding principal and interest is due and payable by January 1, 2001. The Company recorded interest expense on this note payable in the amount of $30,817 for the period from January 1, 1999 (date of incorporation) through October 3, 1999.

     The note payable was paid in full as part of the Asset Purchase Agreement described in Note 7.


5.  COMMITMENTS

     The Company leases office space under an operating lease which expires during August 2000. Future annual minimum lease payments under this noncancelable operating lease arrangement at October 3, 1999, are as follows:

1999 (through December 31, 1999)                                      $ 4,587
2000                                                                   12,232
                                                                      --------

                                                                      $16,819
                                                                      ========

     Rental expense under this operating lease was approximately $15,519 for the period from January 1, 1999 (date of incorporation) through October 3, 1999. Rental expense for the periods

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1999 (DATE OF INCORPORATION)
THROUGH OCTOBER 3, 1999, AND THE PERIOD FROM JUNE 1, 1998
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1998
--------------------------------------------------------------------------------

prior to January 1, 1999, (date of incorporation), were allocated to PEP based on space occupied.


6.  CAPITAL DEFICIENCY

     Contributions - During the period from June 1, 1998 (date of inception) through December 31, 1998, PEP and certain key employees conducted research and development efforts to develop new technology products. The cost of these services was $179,610. In exchange for these services and certain property and equipment with a cost of $32,681, the Company issued PEP a note payable in the amount of $212,291. On January 1, 1999 (incorporation date), the Company issued to PEP a total of 6,751,000 members' units in exchange for the note payable. On the same date, the Company also issued a total of 2,894,000 members' units to an officer of the Company. The Company has recorded compensation expense of $91,000 for this issuance during the period from January 1, 1999 (date of incorporation) through October 3, 1999.

     From May 1999 to September 1999, the Company received $355,000 in cash for the sale of members' units at $1.00 per unit to unrelated parties.

     Equity Incentive Plan - In January 1999, the Company adopted the 1999 Equity Incentive Plan (the Plan), which provides for the granting of up to 1,500,000 incentive and nonstatutory equity options to purchase members' units to officers, key employees, Board members, and service providers. The incentive and nonstatutory equity options may not be issued at prices less than 85% of the fair market value at the date of grant. All options expire at a maximum of 10 years from the date of grant. Incentive and nonstatutory equity options vest ratably over five years.

     Equity option activity under the Plan is as follows:

                                                                       Weighted
                                                                       average
                                                           Shares      exercise
                                                            under       price
                                                           option     per share

Outstanding, January 1, 1999 (date of incorporation)          -         $  -
  Granted                                                  866,010      $ 1.00
                                                           =======

Outstanding, October 3, 1999                               866,010      $ 1.00
                                                           =======

     The weighted average fair value of options granted during the period from January 1, 1999 (date of incorporation) through October 3, 1999, was $0.45 per share.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1999 (DATE OF INCORPORATION)
THROUGH OCTOBER 3, 1999, AND THE PERIOD FROM JUNE 1, 1998
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1998
--------------------------------------------------------------------------------

     The following table summarizes information about equity options outstanding as of October 3, 1999:

                               Weighted
                                average      Weighted                  Weighted
                               remaining     average                   average
Exercise        Number        contractual    exercise      Number      exercise
 price        outstanding        life         price      exercisable    price
$1.00            866,010         9.56         $1.00           -         $1.00

     The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations to account for the Plan. Had compensation cost for the Plan been determined based on the fair value at the date of grant consistent with the method of SFAS No. 123, the Company's net loss for the period from January 1, 1999 (date of incorporation) through October 3, 1999, would have been the pro forma amount indicated below:

     Net loss, as reported                                         $(1,524,679)
     Net loss, pro forma                                           $(1,631,499)

     The fair value of options granted under the Plan was estimated on the date of grant using the Black-Scholes option-pricing model, with the following weighted average assumptions: expected volatility of zero, no dividend yield, risk-free interest rate of 6.0%, and an expected life of 10 years.

     On June 1, 1999, the Company granted 80,000 equity options to a service provider. As a result, the Company will record a total of $35,328 in compensation expense related to these options over the vesting period. As of October 3, 1999, none of these options were vested and the Company has recorded no compensation expense related to these equity options.


7.  SUBSEQUENT EVENTS

     On October 19, 1999, the Company sold substantially all of its assets to WatchGuard Technologies, Inc. (WatchGuard) under an Asset Purchase Agreement (the Agreement) and the Company's operations ceased. Under terms of the Agreement, WatchGuard paid an aggregate purchase price of $7,256,000 consisting of $2,406,000 in cash and $4,850,000 in common stock of WatchGuard in exchange for substantially all of the assets of the Company. The proceeds were distributed to the holders of the Company's members' units based on percentage ownership. WatchGuard also assumed and repaid $1,000,000 of the outstanding intercompany indebtedness as of the date of the Agreement which is owed from the Company to PEP.

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 1999 (DATE OF INCORPORATION)
THROUGH OCTOBER 3, 1999, AND THE PERIOD FROM JUNE 1, 1998
(DATE OF INCEPTION) THROUGH DECEMBER 31, 1998
--------------------------------------------------------------------------------

     WatchGuard will also make an additional payment of $400,000 in cash and $600,000 in common stock of WatchGuard to the holders of the Company's member units based on percentage ownership if certain software technology items described in the Agreement are completed and released to market before January 1, 2000.

     Effective November 25, 1999, the Company was dissolved.

                                  * * * * * *

(b)  Unaudited Pro Forma Financial Information

     The following unaudited pro forma combined condensed financial statements give effect to the BeadleNet acquisition, which occurred on October 19, 1999, using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The estimated fair values of the assets and liabilities of BeadleNet have been combined with the recorded values of the assets and liabilities of WatchGuard Technologies, Inc. ("WatchGuard") in the unaudited combined condensed financial statements. The unaudited pro forma combined condensed balance sheet gives effect to the purchase as if it had occurred on September 30, 1999. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 for WatchGuard and the period from June 1, 1998 (date of inception) through December 31, 1998 for BeadleNet, and the nine months ended September 30, 1999 for WatchGuard, and the period from January 1, 1999 (date of incorporation) through October 3, 1999 for BeadleNet, give effect to the BeadleNet acquisition as if it had occurred on June 1, 1998.

     The unaudited pro forma combined condensed financial statements are for illustrative purposes only and do not purport to represent what WatchGuard's financial position or results of operations would have been if the acquisition had occurred on such dates or to project WatchGuard's financial position or results of operations as of any future date or for any future period. The unaudited pro forma combined condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of WatchGuard included in its: (a) Form S-1 Registration Statement, as amended, for the year ended December 31, 1998 and (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, as well as the historical financial statements and the related notes thereto of BeadleNet included in this report.

     The unaudited pro forma adjustments have been applied to the financial information derived from the financial statements of WatchGuard and BeadleNet to account for the acquisition as a purchase and, accordingly, the assets acquired and liabilities assumed are reflected at their estimated fair values.

     The unaudited pro forma financial information has been prepared based on the assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for the assets of WatchGuard based on the estimates of their fair value. In the opinion of WatchGuard, all adjustments necessary to present fairly such unaudited pro forma financial information have been made based on the terms and structure of the acquisition.

                         WATCHGUARD TECHNOLOGIES, INC.

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                  ------------------------------------------

                            As of September 30, 1999
                            ------------------------
                                 (in thousands)

                                  (unaudited)

                                                      WatchGuard       BeadleNet        Pro Forma           Pro Forma
                                                      ----------       ---------        ---------           ---------
                                                                                       Adjustments          Balances
                                                                                       -----------          --------
ASSETS
Current assets:
 Cash and cash equivalents                              $ 32,468         $     8           $(3,414)    a,b   $ 29,062
 Accounts receivable, net                                  3,530              23               (23)    b        3,530
 Inventories                                               1,906              --                --              1,906
 Prepaid expenses and other                                  601              --                --                601
                                                        ---------        --------          --------          ---------
  Total current assets                                    38,505              31            (3,437)            35,099
Equipment and furniture, net                               1,702              59                --              1,761
Goodwill and other intangibles, net                           --              --             5,101     d        5,101
Deposits and other assets                                     99              --                --                 99
                                                        ---------        --------          --------          ---------
Total assets                                            $ 40,306         $    90           $ 1,664           $ 42,060
                                                        =========        ========          ========          =========

LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIENCY)

Current liabilities:
 Note payable to PEP                                    $     --         $   911           $  (911)    a     $   --
 Equipment term loan                                         462              --                --                462
 Accounts payable                                          1,748              46               (46)    b        1,748
 Accrued expenses                                          1,321              50               250     a,b      1,621
 Deferred revenue                                          3,431             137              (137)    b        3,431
                                                        ---------        --------          --------          ---------
  Total current liabilities                                6,962           1,144              (844)             7,262

Shareholders' equity (deficiency):
 Members' capital, no par value                               --             658              (658)    c           --
 Common stock, $.001 par value                                19              --                --                 19
 Additional paid-in capital                               57,624              --             5,585    a,b,d    63,209
 Deferred stock-based compensation                          (931)             --              (750)    d       (1,681)
 Accumulated deficit                                     (23,368)         (1,712)           (1,669)   c,d     (26,749)
                                                        ---------        --------          --------          ---------
  Total shareholders' equity (deficiency)                 33,344          (1,054)            2,508             34,798
                                                        ---------        --------          --------          ---------
Total liabilities and shareholders' equity
 (deficiency)                                           $ 40,306         $    90           $ 1,664           $ 42,060
                                                        =========        ========          ========          =========

__________________________

The accompanying notes are an integral part of these financial statements.

                         WATCHGUARD TECHNOLOGIES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
              ----------------------------------------------------

                  For the Nine Months Ended September 30, 1999
                  --------------------------------------------
                     (in thousands, except per share data)

                                  (unaudited)


                                                      WatchGuard       BeadleNet        Pro Forma         Pro Forma
                                                      ----------       ---------       -----------        ---------
                                                                                       Adjustments        Balances
                                                                                       -----------        --------
Revenues                                                $ 14,096       $      --       $        --        $  14,096
Cost of revenues                                           5,566              --                --            5,566
                                                        ---------      ----------      ------------       ----------
Gross margin                                               8,530              --                --            8,530
Operating expenses:
 Operating expenses, excluding acquisition costs          17,748           1,498               188    d      19,434
 Acquisition related costs, including amortization
  of goodwill and purchased intangibles                       --              --               965    d         965
                                                        ---------      ----------      ------------       ----------

Total operating expenses                                  17,748           1,498             1,153           20,399
                                                        ---------      ----------      ------------       ----------

Loss from operations                                      (9,218)         (1,498)           (1,153)         (11,869)
Other expense:
 Interest expense, net                                      (229)             --                --             (229)
 Other expense, net                                           --             (27)               --              (27)
                                                        ---------      ----------      ------------       ----------
Net loss                                                $ (9,447)      $  (1,525)      $    (1,153)       $ (12,125)
                                                        =========      ==========      ============       ==========
Net loss per share:
 Basic and diluted                                      $  (1.76)                                         $   (2.10)
                                                        =========                                         ==========

Weighted average number of common
 shares outstanding:                                       5,377                               388            5,765
                                                        =========                      ============       ==========

__________________________

The accompanying notes are an integral part of these financial statements.

                         WATCHGUARD TECHNOLOGIES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
              ----------------------------------------------------

                      For the Year Ended December 31, 1998
                      ------------------------------------
                     (in thousands, except per share data)

                                  (unaudited)

                                                      WatchGuard       BeadleNet        Pro Forma         Pro Forma
                                                      ----------       ---------        ---------         ---------
                                                                                       Adjustments        Balances
                                                                                       -----------        --------

Revenues                                                 $11,379       $      --           $    --        $  11,379
Cost of revenues                                           3,925              --                --            3,925
                                                         --------      ----------          --------       ----------
Gross margin                                               7,454              --                --            7,454
Operating expenses:
 Operating expenses, excluding acquisition costs          16,454             187               146    d      16,787
 Acquisition related costs, including amortization
  of goodwill and purchased intangibles                       --              --               750    d         750
                                                         --------      ----------          --------       ----------
Total operating expenses                                  16,454             187               896           17,537
                                                         --------      ----------          --------       ----------
Loss from operations                                      (9,000)           (187)             (896)         (10,083)
Other expense:
 Interest expense, net                                      (119)             --                --             (119)
 Other expense, net                                           --              --                --               --
                                                         --------      ----------          --------       ----------
Net loss                                                 $(9,119)      $    (187)          $  (896)       $ (10,202)
                                                         ========      ==========          ========       ==========

Net loss per share:
 Basic and diluted                                       $(11.34)                                         $   (9.90)
                                                         ========                                         ==========

Weighted average number of common
 shares outstanding:                                         804                               226             1,030
                                                         ========                          ========       ==========

__________________________

The accompanying notes are an integral part of these financial statements.

                         WATCHGUARD TECHNOLOGIES, INC.
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (unaudited)


BASIS OF PRESENTATION
---------------------

     The purchase price for BeadleNet was approximately $8.6 million, including approximately $300,000 of acquisition costs, and was comprised of cash in the amount of $2.4 million, 335,031 shares of WatchGuard common stock, par value $.001 per share, and the assumption and repayment of $1.0 million of notes payable to PEP. In addition, WatchGuard agreed to pay BeadleNet an additional $1,000,000 in cash and stock if certain specified technology items are completed and released to market on or before January 1, 2000.

     This purchase was accounted for under the purchase method of accounting in accordance with APB No. 16, whereby the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of BeadleNet have been combined with the WatchGuard column in the unaudited pro forma combined condensed financial statements. The BeadleNet purchase price was allocated to goodwill, $4.0 million; and other purchased intangibles, $1.1 million. Approximately $3.4 million in costs associated with the purchase were expensed under the purchase method of accounting as in-process research and development costs and were not included in the pro forma combined condensed statements of operations since they are considered to be a one-time nonrecurring charge.

PRO FORMA ADJUSTMENTS FOR BEADLENET
-----------------------------------

     (a) To record the purchase of BeadleNet including the issuance of WatchGuard Common Stock having an aggregate value of $4.9 million, and payment in cash of $2.4 million, including repayment of the note payable in the amount of $911,000 to PEP at October 3, 1999 (amount was $1.0 million as of the actual acquisition date).

     (b) To eliminate historical assets and liabilities not included in the BeadleNet acquisition.

     (c)  To eliminate the historical equity of BeadleNet.

     (d) To record the excess of the purchase price over the estimated fair value of assets and liabilities acquired in connection with the BeadleNet acquisition and the related amortization. The intangible components of the consideration for this transaction, which includes goodwill and other purchased intangibles, will be amortized on a straight-line basis over a period ranging between 26 months to five years. The deferred stock-based compensation, which was the result of restricted shares issued pursuant to the employment agreement entered into by WatchGuard and one key employee of BeadleNet, will be amortized over three years. In process research and development costs in the amount were immediately expensed upon purchase as is reflected in the pro forma combined balance sheet at September 30, 1999.

PRO FORMA LOSS PER COMMON SHARE
-------------------------------

     Basic and diluted pro forma earnings per share is computed using the weighted average number of WatchGuard common shares outstanding during the period plus shares of WatchGuard common stock issued in connection with the BeadleNet acquisition. Shares issued in connection with the BeadleNet acquisition are assumed to be issued and outstanding on June 1, 1998 (date of inception for BeadleNet).

CONFORMING AND RECLASSIFICATION ADJUSTMENTS
-------------------------------------------

     There were no adjustments required to conform the accounting policies of BeadleNet. There have been no intercompany transactions.

(c)     Exhibits

 2.1 * Asset Purchase Agreement dated as of October 19, 1999, by and among BeadleNet, LLC, Productivity Enhancement Products, Inc., Danny M. Beadle and WatchGuard Technologies, Inc.

 10.1* Employment Agreement dated as of October 19, 1999, by and between Danny M. Beadle and WatchGuard Technologies, Inc.

 10.2* Stock Vesting Agreement dated as of October 19, 1999, by and between Danny M. Beadle and WatchGuard Technologies, Inc.

 * Incorporated by reference to the Company's Report on Form 8-K, as filed with the Securities and Exchange Commission on October 19, 1999.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


January 3, 2000                       WATCHGUARD TECHNOLOGIES, INC.


                                      By:  /s/Steven N. Moore
                                           ------------------
                                           Steven N. Moore
                                           Executive Vice President of Finance,
                                              Chief Financial Officer, Secretary
                                              and Treasurer (principal financial
                                              and accounting officer)